               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

           Diversified Security Solutions, Inc.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                      DIVERSIFIED SECURITY SOLUTIONS, INC.

                               280 MIDLAND AVENUE
                         SADDLE BROOK, NEW JERSEY 07663

                                 --------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 5, 2004
                                 --------------

To: The Shareholders of
DIVERSIFIED SECURITY SOLUTIONS, INC.:

    NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders of DIVERSIFIED SECURITY SOLUTIONS, INC. (the 'Company'), a Delaware corporation, will be held at the offices of Milberg Weiss Bershad & Schulman LLP, One Pennsylvania Plaza, 49th Floor, New York, NY 10119, on Friday, November 5, 2004, at 10:30 a.m., New York time, for the following purposes:

    1. To elect six directors to serve, subject to the provisions of the By-laws, until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

    2. To consider and act upon a proposal to approve the granting and issuance of an aggregate of 52,550 shares of the Company's common stock to its employees.

    3. To consider and act upon a proposal to approve the selection of Demetrius & Company, L.L.C. as the Company's independent auditors for 2004 and

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on October 4, 2004 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

                                          By Order of the Board of Directors,


                                                    /s/ JAMES E. HENRY
                                          ______________________________________
                                                      JAMES E. HENRY
                                                  CHAIRMAN OF THE BOARD

Saddle Brook, New Jersey
October 5, 2004


-------------------------------------------------------------------------------
                                   IMPORTANT
 IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED
                             IN THE UNITED STATES.
-------------------------------------------------------------------------------

                      DIVERSIFIED SECURITY SOLUTIONS, INC.

                               280 MIDLAND AVENUE
                         SADDLE BROOK, NEW JERSEY 07663

                                 --------------
                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 5, 2004
                                 --------------

                                                                 October 5, 2004

    The enclosed proxy is solicited by the Board of Directors (the 'Board') of Diversified Security Solutions, Inc., a Delaware corporation (the 'Company'), in connection with the 2004 Annual Meeting of Shareholders to be held at the offices of Milberg Weiss Bershad & Schulman LLP, One Pennsylvania Plaza, 49th Floor, New York, NY 10119 on Friday, November 5, 2004, at 10:30 a.m., New York time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

    The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

    Unless instructed to the contrary on the proxy, it is the intention of the person named in the proxy to vote the proxies:

      For the election as directors of the nominees listed below;

      For the approval of the granting of an aggregate of 52,550 shares of the Company's common stock to its employees; and

      For the confirmation of the selection of Demetrius & Company, L.L.C. as the Company's independent auditors for 2004.

    The Board does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate director nominees. In the event that any other matter should come before the Annual Meeting or any director nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

    The record date with respect to this solicitation is the close of business on October 4, 2004 and only shareholders of record at that time will be entitled to vote at the meeting. The principal executive office of the Company is 280 Midland Avenue, Saddle Brook, New Jersey 07663, and its telephone number is
(201) 794-6500. The shares represented by all validly executed proxies received in time to be taken to the meeting and not previously revoked will be voted at the meeting. This proxy may be revoked by the shareholder at any time prior to its being voted. This proxy statement and the accompanying proxy were mailed to you on or about October 6, 2004.

                            QUORUM AND REQUIRED VOTE

    The number of outstanding shares entitled to vote at the meeting is 5,740,398 common shares, par value $.01 per share. Each common share is entitled to one vote. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum. There is no cumulative voting. Assuming the presence of a quorum at the Annual Meeting:

      Directors shall be elected by a plurality of the votes cast;

      the affirmative vote of a majority of the common shares present at the meeting and entitled to vote on each matter is required for:

          the approval of the granting and issuance of an aggregate of 52,550 shares of the Company's common stock to its employees;

          the confirmation of the selection of Demetrius & Company, L.L.C., as the Company's independent auditors for 2004.

    Prior to the Annual meeting, we will select one or more inspectors of election for the meeting. Such inspector will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker non-votes are counted as present for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal. Broker non-votes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The persons named in the accompanying proxy will vote for the election of the following six persons as directors, all of whom are currently members of the Board, to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Unless specified to be voted otherwise, each proxy will be voted for the nominees named below. All six nominees have consented to serve as directors if elected.

                 NAME                   AGE        POSITION WITH THE COMPANY       DIRECTOR SINCE
                 ----                   ---        -------------------------       --------------
James E. Henry........................  50    Chairman, Chief Executive Officer,        1999
                                              Treasurer and Director
Irvin F. Witcosky.....................  66    Chief Operating Officer, President,       1999
                                              Secretary and Director
Brian Reach...........................  49    Vice Chairman and Director                2004
Robert S. Benou.......................  70    Director                                  2001
Joseph P. Ritorto.....................  73    Director                                  2002
Robert L. De Lia Sr...................  57    Director                                  2004

    James E. Henry co-founded the Company's predecessor company in 1989 and served as President, and Chief Executive Officer until December 2001 when he was elected Chairman of the Board. Mr. Henry continues to serve as Chief Executive Officer and is also the Company's Treasurer. Mr. Henry graduated from the University of New Hampshire with a Bachelor of Science degree in electrical engineering. In addition to his other responsibilities, Mr. Henry has continued to design, install, integrate and market security and communications systems as well as manage the Company's research and development.

    Irvin F. Witcosky co-founded the Company's predecessor company in 1989 and served as the Company's Executive Vice President and Secretary until December 2001 when he was elected the Company's Chief Operating Officer and President. Mr. Witcosky continues to serve as Secretary. Mr. Witcosky graduated from California Polytechnic University with a Bachelor of Science degree in aeronautical engineering. In addition to his other responsibilities, Mr. Witcosky has continued to design, integrate and market security and communication systems as well as manage the Company's operations and administration.

    Brian L. Reach, has been a member of the Company's Board of Directors since February 2004 and has served as its Vice-Chairman since June 2004. From September 1999 until April 2002 Mr. Reach was the Chief Financial Officer of Globix Corporation, a provider of application, media and infrastructure management services. Globix's common stock is traded on the OTC Bulletin Board. From May 1997 to August 1999, Mr. Reach was the Chief Financial Officer of IPC Communications, a provider of integrated telecommunications equipment and services to the financial industry. During his tenure at IPC, Mr. Reach successfully guided IPC through its leveraged recapitalization and financially restructured IPC enabling it to invest in strategic acquisitions and next generation technologies. Prior to IPC, Mr. Reach was the Chief Financial Officer of Celadon Group, Inc. and Cantel Industries, Inc. Mr. Reach is a certified public accountant and received his Bachelor of Science degree in accounting from the University of Scranton.

    Robert L. De Lia, Sr. has been a member of our Board since May 2004. From 2002 to 2003, Mr. DeLia was the president and chief executive officer of Airorlite Communications, Inc., a company that specialized in design, manufacturing and maintaining wireless communications equipment used to enhance and extend emergency radio frequency services and cellular communication for both fixed and mobile applications. In April 2004 a wholly-owned subsidiary of the Company purchased all of the issued and outstanding shares of stock of Airorlite Communications, Inc. From 1987 to 1999, Mr. De Lia was the president and chief executive officer of Fiber Options, Inc. Mr. De Lia graduated from the New York Institute of Technology in 1969.

    Robert S. Benou has been a member of our Board since June 2001. He has been a director of Conolog Corporation since 1968 and served as its President from 1968 until May 2001 when he was elected Conolog's Chairman and Chief Executive Officer. The common stock of Conolog is traded on the Nasdaq SmallCap Stock Market. Mr. Benou is also a member of the Board of Directors of eXegenics Inc. The common stock of eXegenics is traded on the Nasdaq SmallCap Stock Market. Mr. Benou is a graduate of Victoria College and holds a BS degree from Kingston College, England and a BSEE from Newark College of Engineering, in addition to industrial management courses at Newark College of Engineering.

    Joseph P. Ritorto has been a member of our Board since January 2002.
Mr. Ritorto is the co-founder of First Aviation Services, Inc., which is located on Teterboro Airport, Teterboro, New Jersey and provides a variety of aviation support services. Mr. Ritorto has been an officer, in various capacities, of First Aviation Services since 1986. From 1991, until he retired in May 2001, Mr. Ritorto served as the Senior Executive Vice Present and Chief Operating Officer of Silverstein Properties, Inc. In this capacity, Mr. Ritorto's responsibilities included overseeing operations and directing the lease administration of Silverstein owned and managed properties.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the year ended December 31, 2003, the Board held four meetings and acted by unanimous written consent two times. All of the directors who were members of the Board at the time attended all of these meetings. The Board has established a compensation committee, an audit committee and a nominating committee.

    Messrs. Ritorto and Benou are the members of the audit committee. The audit committee reviews with the Company's independent public accountants the scope and adequacy of the audit to be performed by them, the Company's accounting practices, procedures and policies, and all related party transactions. The audit committee has adopted an Audit Committee Charter, which is attached as Appendix A. The audit committee met four times during 2003.

    The compensation committee recommends to our Board the compensation to be paid to our officers and directors, administers our stock option plans and approves the grant of options under these plans. The compensation committee met one time during 2003. Messrs. Ritorto and De Lia are members of our compensation committee. We consider Messrs. Benou and Ritorto to be independent in accordance with Section 121A of the Amex Company Guide.

    Our nominating committee is comprised of Robert Benou and Robert L. De Lia Sr. The members of the nominating committee satisfy the independence rules of the American Stock Exchange as currently in effect. The principal functions of the nominating committee are to: (i) develop policies on the size and composition of the Board of Directors; (ii) identify individuals qualified to become members of the Board of Directors and review candidates for Board membership; (iii) recommend a slate of nominees to the Board of Directors annually; and (iv) ensure that the audit, compensation and nominating committees of the Board of Directors have the benefit of qualified and experienced independent directors. The nominating committee has adopted a charter which is attached as Appendix B.

                        COMMUNICATING WITH OUR DIRECTORS

    We have adopted a policy regarding shareholder communications with directors. Pursuant to that policy, shareholders who wish to communicate with the Board of Directors or with specified members of the Board of Directors should do so by sending any communication to Diversified Security Solutions, Inc., 280 Midland Avenue, Saddle Brook, New Jersey 07663, Attention: Secretary.

    Any such communication should state the number of shares beneficially owned by the shareholder making the communication. Our Secretary will forward such communication to the full Board of Directors or to any individual member or members of the Board of Directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

                         REPORT OF THE AUDIT COMMITTEE

    The following shall not be deemed to be 'soliciting material' or to be 'filed' with the Securities and Exchange Commission nor shall such information be incorporated by reference into any of the Company's future filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, as amended.

    The audit committee has reviewed and discussed the Company's audited financial statements with management.

    The audit committee has discussed with the Company's independent auditor those matters required to be discussed by the Statement on Auditing Standards No. 61, as may be modified or amended.

    We have received and reviewed the written disclosures and the confirmation from the independent auditor required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) as may be modified or supplemented, and have discussed with the auditors the auditor's independence.

    Based on the review and discussions referred to above, we recommended to the Board that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the year ended
December 31, 2003.

                                          Audit Committee:
                                          Joseph Ritorto
                                          Robert S. Benou

                             AUDIT FIRM FEE SUMMARY

    During years ended December 31, 2003 and 2002, the Company retained its principal auditor, Demetrius & Company, L.L.C., to provide services in the following categories and amounts:

TYPE OF FEES                                                 2003      2002
------------                                                 ----      ----
Audit Fees................................................  $63,100   $74,100
Audit-Related Fees........................................  $ 4,200   $ 1,500
Tax Fees..................................................  $17,000   $15,700
All Other Fees............................................  $ 2,925     --
                                                            -------   -------
    Total.................................................  $87,225   $91,300
                                                            -------   -------
                                                            -------   -------

    Our audit committee is required to pre-approve the audit and non-audit services performed by our independent auditor in order to assure that the provision of such services do not impair our auditor's independence. Beginning fiscal year 2003, our audit committee has typically pre-approved certain general audit and non-audit services up to specified cost levels. Any audit or non-audit services which are not generally pre-approved in this manner, require specific pre-approval by our audit committee. While our audit committee may delegate pre-approval authority to one or more of its members, the member or members to whom such authority is delegated must report any pre-approval decisions to our audit committee at its next scheduled meeting. Our audit committee does not delegate its responsibilities to pre-approve services performed by our independent auditor to management.

                               EXECUTIVE OFFICERS

    The Company's executive officers are:

                   NAME                      AGE        POSITION WITH THE COMPANY
                   ----                      ---        -------------------------
James E. Henry.............................  50    Chairman, Chief Executive Officer,
                                                   Treasurer and Director
Brian Reach................................  49    Vice Chairman and Director
Irvin F. Witcosky..........................  66    Chief Operating Officer, President,
                                                   Secretary and Director
Douglas West...............................  42    Chief Financial Officer

          BACKGROUND INFORMATION ABOUT NON-DIRECTOR EXECUTIVE OFFICERS
                           AND CERTAIN KEY EMPLOYEES

    Douglas West joined Diversified Security Solutions, Inc. in June 2004 as Chief Financial Officer. Mr. West has over twenty years experience in accounting and finance. Mr. West has been employed by such companies as Ernst & Young, American Cyanamid Company, Danka Business Systems and A&E Products Group. He has been responsible for providing management with financial and strategic direction, productivity/process improvements, systems integrations, expense control and budgeting and financial analysis. He is a Certified Public Accountant and holds a Bachelor of Science degree from Montclair State University.

    Theodore Gjini has worked for the Company since 1988 in various capacities, including as a sales engineer and project manager. In his current position as a Vice President, he supervises the coordination of our personnel and their activities in sales and marketing, project installations and maintenance.
Mr. Gjini graduated from the New Jersey Institute of Technology with a Bachelor of Science degree in electrical engineering and William Paterson College with a Masters in Business Administration.

    Emil J. Marone has worked for the Company since 1965 in various capacities, including as a hospital communication system specialist, security systems supervisor, systems engineer, and quality control specialist. In his current position as our Chief Technology Officer, he is responsible for the development of special products and testing procedures as well as quality assurance and management. He holds an associate science degree from Bergen County Community College.

    Alex Pavlis has been a Vice President since April 2002. From January 2000 until March 2001, Mr. Pavlis was a Vice President of Sales and Marketing at Intellisec, a securities integrator. In this capacity, Mr. Pavlis was responsible for all integrated security system sales in Northern and Southern California and in Arizona. From October 1983 to January 2000, Mr. Pavlis was a Vice President of Sales and Marketing for UAC Security Systems where he oversaw UAC's integrated security system sales and operations department.

                             EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid to each executive officer whose compensation was in excess of $100,000 for the last three years ended December 31, 2003, 2002 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                           -------------------------------   ---------------------------
                                                                                AWARDS        PAYOUTS
                                                                             ------------   ------------
                                                                              SECURITIES     ALL OTHER
                                                         SALARY      BONUS    UNDERLYING    COMPENSATION
       NAME AND PRINCIPAL POSITION         YEAR(S)       ($)(1)       ($)    OPTIONS/SARS      ($)(2)
       ---------------------------         -------       ------       ---    ------------      ------
James E. Henry ..........................    2003       163,350       --          --             --
  Chairman and Chief Executive               2002       148,500       --          --            4,455
  Officer and Treasurer                      2001       135,000       --                        2,700

Irvin F. Witcosky .......................    2003       163,350       --          --             --
  President, Chief Operating                 2002       148,500       --          --            4,455
  Officer and Secretary                      2001       135,000       --                        2,700

*Sal Lifrieri ...........................    2003       135,975       --          --            8,543(4)
  Executive Vice President                   2002       135,000       --        50,000(3)        --
                                             2001        --           --          --             --

*Louis Massad ...........................    2003       141,177       --          --            7,200(5)
  Vice President, Treasurer and              2002       121,000       --          --           10,830(5)
  Chief Financial Officer                    2001       110,000       --          --            6,400(5)

*Douglas Beck ...........................    2003       100,000       --          --             --
  Acting Chief Financial Officer             2002        90,000       --           300(6)        --
                                             2001        --           --          --             --

---------

 *  No longer employed by the Company.

(1) Effective December 2003, Messrs. Henry and Witcosky voluntarily waived twenty percent of their salaries and Mr. Beck reduced his salary by ten percent as a cost reduction measure.

(2) Company matching contribution under its Simple IRA Plan.

(3) Cancelled upon his resignation on August 13, 2003.

(4) Represents an auto allowance of $8,543.

(5) Includes a $7,200 auto allowance in each of 2003 and 2002 and $4,200 in 2001.

(6) In December 2002, Mr. Beck was granted an option to purchase 300 shares of the Company's common stock. In June 2004, Mr. Beck exercised his option to purchase 100 shares of the Company's common stock.

                     EMPLOYMENT AND TERMINATION AGREEMENTS

    Messrs. Henry and Witcosky are serving as Chairman, Chief Executive Officer and Treasurer, and President, Chief Operating Officer and Secretary, respectively, under employment agreements for five years that commenced
January 1, 2000. These agreements provide for an initial annual compensation of $135,000, an increase of 10% in compensation as of January 2002 and in each subsequent year of the agreements and a one-year non-competition covenant covering the security business that commences after termination of employment.

    In August 2003, Mr. Massad resigned from his position as Vice President, Treasurer and Chief Financial Officer and amended his agreement with the Company. Under Mr. Massad's amended agreement with the Company, he provides consulting services to the Company. Until December 31, 2003, the Company paid Mr. Massad $3,000 per week for these consulting services and from January 2, 2004 until December 31, 2005, the Company is paying Mr. Massad $1,500 per week for these services. Prior to his resignation, Mr. Massad had entered into a five year written employment contract with the Company that commenced January 1, 2000. His initial annual compensation under such contract was $110,000. The agreement also provided for a 10% increase per annum as of January 2002 and in each subsequent year of the agreement. Mr. Massad was granted an option to purchase 9,000 shares of the Company's common stock. This option was granted under the Company's Incentive Stock Option Plan and is exercisable at $5.625 per share. The option expires in December 2009.

    In August 2003, Mr. Lifrieri and the Company entered into a Termination Agreement, pursuant to which Mr. Lifrieri resigned as the Company's Executive Vice President. Mr. Lifrieri also resigned from the Company's Board. Pursuant to the Termination Agreement, the Company and Mr. Lifrieri entered into a Consulting Agreement with Protective Countermeasures and Consulting ('PCC'). The Consulting Agreement provides for twelve equal monthly payments to PCC in the amount of $11,445. Under the Termination Agreement, any stock options granted to Mr. Lifrieri were surrendered and are void. Prior to Mr. Lifrieri's termination, Mr. Lifrieri had entered into a five year written employment contract with the Company that commenced on August 13, 2002. His initial annual compensation under such contract was $135,000.

    Brian Reach has been the Company's Vice-Chairman since June 2004. Mr. Reach and the Company have entered into an agreement pursuant to which on June 1, 2004, Mr. Reach was granted an option to purchase 100,000 shares of the Company's common stock, of which 4,000 per month are exercisable, at an exercise price of $7.10 per share, which was the closing price of the Company's common stock on June 1, 2004. The option terminates on May 31, 2009. Under the agreement, Mr. Reach is also paid a monthly salary of $6,000 and is entitled to participate in the Company's benefit plans. Either party may terminate this agreement by giving the other thirty days written notice.

                           COMPENSATION OF DIRECTORS

    Each non-employee director is entitled to be reimbursed for their travel, lodging and other out-of-pocket expenses related to their attendance at board or committee meetings. Each non-employee director receives a retainer of $1,250 per quarter and $1,000 for each board or committee meeting that he or she attends (either by telephone or in person), provided, however, a committee fee shall not be paid if a board meeting and a committee meeting occur on the same day. Directors also receive options to purchase 2,000 shares of the Company's common stock at the grant date closing price on April 10th each year. The options terminate five years from the date of the grant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee made all decisions concerning executive compensation during 2003. Other than Mr. Massad, who is a member of the Board of Directors and Audit Committee of Conolog Corporation, no executive officer of the Corporation served as a member of the Board of Directors of another entity during 2003.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth, as of October 4, 2004, certain information regarding beneficial ownership of the Company's common stock by each person who is known by us to beneficially own more than 5% of our common stock. The table also identifies the stock ownership of each of our directors, each of our executive officers, and all directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

    The address for each of the named individuals is c/o Diversified Security Solutions Inc., 280 Midland Avenue, Saddle Brook, New Jersey 07663.

    Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

    The applicable percentage of ownership is based on 5,740,398 shares outstanding as of October 4, 2004.

                                                                                    PERCENTAGE OF
               NAME AND TITLE OF BENEFICIAL                   NUMBER OF SHARES       COMMON STOCK
                    OWNERSHIP OF CLASS                       BENEFICIALLY OWNED   BENEFICIALLY OWNED
                    ------------------                       ------------------   ------------------
James E. Henry, Chairman, Chief Executive Officer,
  Treasurer and Director...................................      1,400,000               24.4%
Brian Reach, Vice Chairman and Director (1)................         78,000                1.4%
Irvin F. Witcosky, Chief Operating Officer, President,
  Secretary and Director...................................      1,400,000               24.4%
Douglas West...............................................         --                    *
Robert Benou, Director (2) (3).............................          7,000                *
Joseph Ritorto, Director (2) (3)...........................         42,000                *
Robert L. De Lia, Sr.(3)...................................         39,000                *
All executive officers and directors as a group (7 persons)
  (4)......................................................      2,966,000               51.3%

---------

 *  less than 1%

(1) Includes an option to purchase 28,000 shares of the Company's common stock at $7.10 per share.

(2) The amount shown for Messrs. Benou and Ritorto includes options to purchase 5,000 shares each of the Company's common stock at $7.95 per share.

(3) Includes an option to purchase 2,000 shares of the Company's Common Stock at a price of $7.19 per share.

(4) The amount shown includes currently exercisable options to purchase 44,000 shares of the Company's common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In April, 2004 a wholly-owned subsidiary of the Company purchased all of the issued and outstanding shares of Airorlite Communications, Inc. ('Airorlite'). At the time of this purchase, Mr. De Lia, one of our directors, was the president and chief executive officer of Airorlite. As part of this transaction, the Company paid the sum of $100,000 to Mr. De Lia in full payment of the outstanding balance of a loan made by Mr. De Lia to Airorlite and issued Mr. De Lia 37,000 shares of the Company's common stock. Under the Airorlite purchase Agreement, the Company was also obligated to, upon the filing of the Airorlite's tax return for the period ended March 31, 2004, reimburse Mr. De Lia's for his pro-rata share of Airorlite's tax liability, if any, in an amount equal to the amount of such tax liability grossed up by 54%.

                                 PROPOSAL NO. 2
                            APPROVAL OF STOCK GRANTS

    In December 2003, our board of directors approved a resolution to grant an aggregate of 52,550 shares of the Company's previously authorized but unissued common stock to the Company's employees, which shares shall not be transferable by such individuals in the absence of a registration statement or an applicable exemption from registration. In accordance with this resolution, there is being submitted to the shareholders for approval a plan to grant an aggregate of 52,550 shares of the Company's restricted common stock to certain of the Company's employees. The employees who receive shares pursuant to this proposal will be required to pay the Company the sum of $.01 per share prior to the issuance of their shares. If this proposal is approved by the Company's shareholders, the Company will file a registration statement to register the sale of these shares for resale.

    We believe that stock grants play an important role in providing our employees an incentive and inducement to contribute fully to the growth and development of the Company because of the opportunity to acquire a ownership interest in the Company. Those employees receiving stock grants will receive, for nominal consideration, the opportunity to profit from any rise in the market value of the common stock. This will dilute the equity interest of the Company's other shareholders. The grant of shares also may affect the Company's ability to obtain additional capital during the term of any options.

    Federal Income Tax consequences of restricted stock grants, generally require the recipient of a restricted stock grant to recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock received at the time the shares first become transferable or are no longer subject to forfeiture over the purchase price, if any, paid by the recipient for such common stock Such amount will then be deductible for federal income tax purposes by the Company.

    Alternatively, if the recipient of a restricted stock award so elects, the recipient will recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares of common stock (without taking into account any lapse restrictions) on such date, over the purchase price, if any, paid by the recipient for such common stock, and such amount will then be deductible by the Company. In the event of the forfeiture of the common stock included in a restricted stock award, the recipient will not be entitled to any deduction except to the extent the recipient paid for such common stock.

    Upon a sale of the common stock included in the restricted stock or award, the recipient will recognize capital gain or loss, as the case may be, equal to the difference between the amount realized from such sale and the recipient's tax basis for such shares of common stock.

    The following table sets forth the number of shares to be allocated to each of the following groups under the Plan.

                                                                DOLLAR       NUMBER
                     NAME AND POSITION                        VALUE(1)($)   OF SHARES
                     -----------------                        -----------   ---------
CEO.........................................................      --           --
Executive Group.............................................     16,800       3,000
Non-Executive Director Group................................      --           --
Non-Executive Officer Employee Group........................    277,480      49,550

---------

(1) Based on a price of $ 5.60 per share, which was the closing price of our common stock on December 31, 2004.

    Our Board is recommending the approval of the granting of an aggregate of 52,550 shares of the Company's common stock as set forth above.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act, requires our directors and officers, and persons who own more than 10% of our Common Stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock and other equity securities. Our officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

    To our knowledge, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except Messrs. Beck and Massad, both of whom filed a Form 4 late.

                                 PROPOSAL NO. 3
                     RATIFICATION OF SELECTION OF AUDITORS

    Our board of directors recommends the selection of Demetrius & Company, L.L.C. as independent auditors to examine our financial statements for the fiscal year ending December 31, 2004.

    Representatives of Demetrius & Company, L.L.C. are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

    Proposals by any shareholder intended to be included in the Proxy Statement for the Annual Meeting of Shareholders to be held in the year 2005 must be received at the principal executive offices of the Company on or before June 18, 2005.

                                  UNDERTAKING

    The Company is providing without charge to each person solicited by this proxy statement a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 including the financial statements and financial statement schedules required to be filed with the Securities and Exchange Commission for the Company's most recent fiscal year.

                                          By Order of the Board of Directors,


                                                   /s/ JAMES E. HENRY
                                          ______________________________________
                                                      JAMES E. HENRY
                                                  CHAIRMAN OF THE BOARD

                                                             APPENDIX A
                                                             ADOPTED:
                                                             SEPTEMBER 30, 2004

                              -------------------

                      DIVERSIFIED SECURITY SOLUTIONS, INC.
                                AUDIT COMMITTEE
                                    CHARTER

                              -------------------

    The Audit Committee of the Board of Directors (the 'Committee') of Diversified Security Solutions, Inc. (the 'Corporation') shall assist the Board of Directors of the Corporation (the 'Board') in fulfilling its fiduciary and other obligations with respect to accounting and financial matters. The Committee is responsible for the intergrity of the company's financial statements, compliance with legal and regulatory requirements, the independent accountant's qualifications and independence and overseeing the accounting and financial reporting process of the Corporation. The Audit Committee will report to the shareholders in the company's annual proxy statement. Specifically, and without limiting the generality of the foregoing, the Committee shall:

         1. Be comprised of at least two members of the Board; all of whom shall be independent directors in accordance with in Section 121(A) of the American Stock Exchange Listing Standards, Policies and Requirements, and shall meet the requirements of Rule 10 A-3 of the Securities Exchange Act of 1934 as amended. The Board shall also appoint the chairperson of the Committee. Each member of the Committee shall be financially literate at the time of his or her appointment, as determined by the Corporation's Board in its business judgment. At least one member of the Committee shall be a financial expert within the meaning of the applicable Securities and Exchange Commission requirements.

         2. Be directly responsible for the appointment, compensation, and oversight of the work of any independent registered public accounting firm employed by the Corporation (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such independent registered public accounting firm shall report directly to the Audit Committee.

         3. Review, on an annual basis, all non-audit fees and services.

         4. Not accept, other than in his or her capacity as a member of the Board or any Committee of the Board, any consulting or advisory or other compensatory fees from the Corporation or be an affiliated person of the Corporation or any of its subsidiaries.

         5. Confirm and assure the independence of the Corporation's independent auditor. With respect to the independence of the independent registered public accounting firm, the Committee must:

           (a) Ensure that the independent registered public accounting firm submits on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditor and the Corporation. This statement must comply with Independence Standards Board Standard No. 1, as may be modified or supplemented;

           (b) Actively engage in a dialogue with the Corporation's independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and

           (c) Recommend that the full Board take appropriate action in response to the independent auditor's report to satisfy itself of the independent registered public accounting firm's independence.

         6. Establish an open avenue of communications among the independent accountants, financial and senior management and the Board of Directors. Affirm that the independent accountants report directly to the Committee.

         7. Review with the independent auditor the adequacy and effectiveness of the Corporation's system of internal financial controls and accounting practices to achieve reliability and integrity in the Corporation's financial statements, and initiate such examinations of such controls and practices as the Committee deems advisable. As part of this process, the Committee shall review the auditor's SAS61 letter each year.

         8. Review the authority and duties of the Corporation's chief financial officer and the performance by him or her of his or her respective duties.

         9. Subsequent to the completion of the Corporation's annual external audit, review the report and recommendations of the independent auditor with the independent auditor and the Corporation's management, as well as any difficulties encountered during the course of the audit.

        10. Review the annual and quarterly consolidated financial statements of the Corporation and other financial disclosures of the Corporation and the accounting principles being applied in such statements and disclosures.

        11. Review with management and the independent registered public accountants, prior to public release, the financial results for the prior year including the Corporation's annual report on Form 10-KSB.

        12. Meet at least annually with the chief executive officer, chief financial officer and the independent registered public accounting, in separate executive sessions, to review the financial affairs of the Corporation and to discuss any matters that the Committee or these groups believe should be considered privately.

        13. Review the insurance programs of the Corporation including professional malpractice, general liability, director and officer liability and property insurance, and the insurers carrying the Corporation's insurance.

        14. Oversee the establishment and thereafter periodically review a corporate code of conduct and the Corporation's policies on ethical business practices.

        15. Review the Committee's charter annually and revise as appropriate.

        16. Define a policy on corporate securities trading.

        17. Establish procedures to receive and address complaints regarding accounting, internal control or auditing issues.

        18. Establish procedures that enable the Corporation's employees to anonymously submit their concerns regarding accounting or auditing matters.

        19. Retain, without prior permission from the Board or management, special legal, accounting or other consultants to advise the Committee. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to any advisors employed by the Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

        20. Hold Audit Committee meetings at least quarterly.

        21. Review and oversee all related party transactions entered into by the Corporation.

                                                                      APPENDIX B

                              -------------------

                      DIVERSIFIED SECURITY SOLUTIONS, INC.
                              NOMINATING COMMITTEE
                                    CHARTER

                              -------------------

I. PURPOSE

    The primary objectives of the Nominating Committee are to assist the Board by: (i) identifying individuals qualified to become Board members and recommending that the Board select a group of Director nominees for each next annual meeting of the Company's stockholders; (ii) ensuring that the Audit, Compensation and Nominating/Corporate Governance Committees of the Board shall have the benefit of qualified and experienced 'independent' Directors; and (iii) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company.

II. ORGANIZATION

    The Nominating Committee shall consist of two or more Directors, each of whom shall satisfy the applicable independence requirements of The American Stock Exchange and any other regulatory requirements. Committee members shall be elected by the Board at the annual organizational meeting of the Board of Directors; members shall serve until their successors shall be duly elected and qualified. The Committee's chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a Chairman by vote of a majority of the full Committee.

    The Committee may form and delegate authority to subcommittees when appropriate.

III. STRUCTURE AND MEETINGS

    The chairperson of the Nominating Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.

IV. GOALS AND RESPONSIBILITIES

    The Nominating Committee shall: (i) develop policies on the size and composition of the Board; (ii) review possible candidates for Board membership consistent with the Board's criteria for selecting new Directors; (iii) perform Board performance evaluations on an annual basis; and (iv) annually recommend a slate of nominees to the Board with respect to nominations for the Board at the annual meeting of the Company's stockholders.

    The Committee will annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

    The Committee shall perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deems appropriate.

V. COMMITTEE RESOURCES

    The Nominating Committee shall have the authority to obtain advice and seek assistance from legal, accounting or other advisors. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify Director candidates, including sole authority to approve such search firm's fees and other retention terms.

                                                                     APPENDIX I

                      DIVERSIFIED SECURITY SOLUTIONS, INC.
                                     PROXY
           ANNUAL MEETING OF SHAREHOLDERS -- FRIDAY, NOVEMBER 5, 2004

  The undersigned shareholder of Diversified Security Solutions, Inc. (the 'Company') hereby appoints James E. Henry the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated herein, all the common shares of the Company standing in the name of the undersigned at the close of business on October 4, 2004 at the Annual Meeting of Shareholders of the Company to be held at the offices of Milberg Weiss Bershad & Schulman LLP, One Pennsylvania Plaza, 49th Floor, New York, NY 10119 at 10:30 a.m., New York time, on Friday, November 5, 2004, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

(Please fill in the reverse side and return promptly in the enclosed envelope.)

Please mark boxes [O] or [X] in blue or black ink.

1. Election of Directors.

     FOR ALL              WITHHOLD AUTHORITY ONLY FOR THOSE NOMINEES        WITHHOLD AUTHORITY
    NOMINEES                WHOSE NAME(S) I HAVE CROSSED OUT BELOW           FOR ALL NOMINEES
      [ ]                                  [ ]                                     [ ]

Nominees for Directors are:
  Robert S. Benou                     Brian Reach
  Robert L. De Lia Sr.                Joseph P. Ritorto
  James E. Henry                      Irvin F. Witcosky

2. Proposal to approve the selection of Demetrius & Company, L.L.C. as the Company's independent auditors for the year ending December 31, 2004.

                   [ ] For     [ ] Against     [ ] Abstain

                                                              (see reverse side)

3. To consider and act on a proposal to approve the granting of an aggregate of 52,550 shares of the Company's common stock to its employees.

                  [ ] For     [ ] Against     [ ] Abstain

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.

[Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.]

SIGNATURE(S) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

                                                 Dated:  ................ , 2004


                                                 ...............................
                                                          (Signature)

                                                 ...............................
                                                          (Print Name)

                                                 ...............................
                                                          (Signature)

                                                 ...............................
                                                          (Print Name)